Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$1,055,705
Unrealized Gain (Loss) on Market Value of Commodity Futures	2,437,305
Dividend Income	116,827
Interest Income	192,755
ETF Transaction Fees	350
Total Income (Loss)	$3,802,942

Expenses
General Partner Management Fees	$38,132
Professional Fees	11,109
Brokerage Commissions	600
Directors' Fees and insurance	2,369
License fees	953
Total Expenses	$53,163
Net Income (Loss)	$3,749,779

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/23	$74,371,963
Withdrawals (50,000 Shares)	(2,016,482)
Net Income (Loss)	3,749,779

Net Asset Value End of Month	$76,105,260
Net Asset Value Per Share (1,900,000 Shares)	$40.06

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596